UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 4, 2010
Date of Report (Date of earliest event reported)

MACROSHARES HOUSING DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

 MacroShares Major Metro Housing Down Trust

(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-151523 (Commission File Number)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 4, 2010, MacroShares Housing Depositor LLC (the “Depositor”) announced the final distribution payable as a result of the liquidation of the MacroShares Major Metro Housing Down Trust (the “Down Trust”) in the amount of $24.950060 per share.  The distribution will be paid on January 6, 2010.  The record date for the distribution was December 31, 2009.

The last day of trading for the Down Trust was December 28, 2009.  The underlying value of the Down Trust was determined based on the November 24, 2009 release of the Reference Value of the S&P/Case-Shiller Composite-10 Home Price Index, plus or minus any interest and expenses accrued in the trust and unpaid.

Press releases were issued in connection with (i) the distribution and (ii) the last day of trading, and are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Following is a list of exhibits that are hereby filed as part of this Form 8-K:

Exhibit 99.1            Press release issued by the Depositor on January 4, 2010.

Exhibit 99.2            Press release issued by the Depositor on December 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROSHARES HOUSING DEPOSITOR, LLC

By:          /s/ Samuel Masucci, III
Name:    Samuel Masucci, III
Title:      Chief Executive Officer

Date:  January 4, 2010